    As Filed with the Securities and Exchange Commission on July 13, 1998

                                                Registration No. 333-45009

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                              ____________________

                         POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                              ____________________

                         CHART HOUSE ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)
                              ____________________

           Delaware                                     33-0147725
   (State of Incorporation)              (I.R.S. Employer Identification Number)


                      640 North LaSalle Street, Suite 295
                         Chicago, Illinois 60610-3783
                                (312) 266-1100
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                             ______________________

                              Cynthia T. Quigley
                            Chief Financial Officer
                         Chart House Enterprises, Inc.
                      640 North LaSalle Street, Suite 295
                         Chicago, Illinois  60610-3783
                                (312) 266-1100
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                                Larry A. Barden
                                Sidley & Austin
                            One First National Plaza
                            Chicago, Illinois 60603
                                 (312) 853-7785
                             ______________________

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined in light of market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]



     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

Prospectus

4,877,575 Shares

Chart House Enterprises, Inc.

Common Stock ($.01 par value)

This Prospectus relates to 4,877,575 shares (the "Shares") of common stock, $.01 par value ("Common Stock"), of Chart House Enterprises, Inc., a Delaware corporation (the "Company"), for reoffer and resale from time to time by certain stockholders of the Company identified herein (the "Selling Stockholders"). See "Selling Stockholders." The Company will not receive any proceeds from the sale of Shares by the Selling Stockholders.

The Common Stock is listed on the New York Stock Exchange (the "NYSE") under the trading symbol "CHT." On July 10, 1998, the closing price per share of Common Stock on the NYSE was $8.1875.

The Selling Stockholders intend to dispose of the Shares offered hereby from time to time in one or more of the following transactions: (a) to underwriters who will acquire the shares for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (any public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time); (b) through brokers, acting as principal or agent, in transactions (which may involve crosses and block transactions) on the NYSE, in special offerings, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices; (c) directly or through brokers or agents in private sales at negotiated prices, or (d) by any other legally available means. See "Plan of Distribution."

Of the 4,877,575 Shares being offered hereby, 3,400,000 of such Shares represent Shares initially issued by the Company to EGI-Chart House Investors, L.L.C., a Delaware limited liability company ("EGI-CHI"), pursuant to a Stock Purchase and Sale Agreement dated as of March 10, 1997 among the Company, EGI-CHI and Alpha/ZFT Partnership, 3,134,990 of which Shares were subsequently or may be acquired from EGI-CHI by certain of the Selling Stockholders. The remaining 1,477,575 Shares being offered hereby represent Shares acquired by Metropolitan Life Insurance Company pursuant to a Distribution and Assignment Agreement dated September 6, 1989. The Shares have been registered with the Securities and Exchange Commission (the "SEC") pursuant to certain agreements to register the Shares entered into in connection with the initial issuance of such Shares. Pursuant to such registration agreements, the Company is required to bear and pay substantially all of the expenses, currently estimated to be $29,763, relating to such registration, provided, however, that the Selling Stockholders will pay any applicable underwriters' discounts and commissions and, in the case of all Selling Stockholders other than Metropolitan Life Insurance Company, the fees and disbursements of counsel, if any, to such Selling Stockholders. Such registration agreements also contain provisions requiring the Company to indemnify the Selling Stockholders and any underwriters used by them against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), and to contribute to payments the Selling Stockholders or such underwriters may be required to make in respect thereof.

The Selling Stockholders and any broker-dealers, agents or underwriters which participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act and any commissions or purchase discounts received by them may be deemed to be commissions or discounts under the Securities Act. If required, the names of any underwriters, brokers, dealers or agents involved in the sale of the Shares and the applicable commission or discount, if any, will be set forth in an accompanying supplement to this Prospectus.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is July 13, 1998

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; New York Regional Office, Public Reference Room, Seven World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Additionally, copies of reports, proxy statements and other information filed with the SEC electronically by the Company may be inspected by accessing the SEC's Internet site at http://www.sec.gov. The Common Stock trades on the NYSE, and reports, proxy statements and other information concerning the Company may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10015.

     The Company has filed with the SEC a Registration Statement on Form S-3 (including all amendments thereto, the "Registration Statement") under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is made to the Registration Statement and the Exhibits thereto for further information. Certain statements contained or incorporated by reference herein concern the provisions of agreements or other documents filed as Exhibits to the Registration Statement or which are otherwise filed with the SEC and reference is hereby made to the copies thereof so filed for more detailed information, each such statement being qualified in its entirety by such reference.

     This Prospectus incorporates by reference documents that are not presented herein or delivered herewith. Copies of such documents (other than exhibits thereto which are not specifically incorporated by reference herein) are available, without charge, to any person, upon written or oral request to, the Corporate Secretary of Chart House Enterprises, Inc., 640 North LaSalle Street, Suite 295, Chicago, Illinois 60610-3783, telephone (312) 266-1100.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents heretofore filed by the Company with the SEC pursuant to the Exchange Act (file number 1-9684) are incorporated herein by reference: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 1997; (ii) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 1998; and (iii) the description of the Common Stock contained in the Registration Statement on Form 8-A filed by the Company with the SEC on July 20, 1989, including any amendments or reports filed for the purpose of updating such description.

     All reports and other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


                           FORWARD-LOOKING STATEMENTS

     Certain statements included or incorporated by reference herein may be deemed to constitute "forward-looking statements" within the meaning of the
Private Securities Litigation Reform Act of 1995.   The words "believe,"
"expect," "anticipate" and other similar expressions generally identify forward-looking statements. Such forward-looking statements are based largely on the Company's current expectations and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements.
                             ______________________

     As used herein, unless the context otherwise clearly requires, the term "Company" refers to Chart House Enterprises, Inc. and its consolidated subsidiaries.

     All information contained or incorporated by reference herein with respect to the Company has been provided by the Company and all information contained herein with respect to the Selling Stockholders has been provided by one or more of the Selling Stockholders.

                                  THE COMPANY

     As of July 9, 1998, the Company operated 59 restaurants, consisting of 57 Chart Houses, one Peohe's and one Ono Island. In addition, the Company operates a wholesale bakery under the name Solana Beach Baking Company. The Company was incorporated in Delaware on July 25, 1985. The Company's principal executive offices are located at 640 North LaSalle Street, Suite 295, Chicago, Illinois 60610-3783, and its telephone number is (312) 266-1100.

    The Chart House restaurant in Weehawken, New Jersey (operated under a management agreement with the owner of the property) was closed on May 24, 1998 for an indefinite period as a result of a fire which destroyed the building. Management is currently evaluating the impact of this event.

     Chart House restaurants are full-service, casual dinner houses with a menu featuring fresh fish, seafood, steaks, chicken, prime rib, pasta dishes and as much salad and bread as the customer desires. Many of the Chart House restaurants feature an elaborate salad bar where the customer prepares his or her own salad and some Chart Houses have a seafood bar which offers various appetizers.

     The Company places great emphasis upon the location and exterior and interior design of each Chart House restaurant. Each Chart House is unique and designed to fit within and complement its surroundings. The restaurant buildings are environmentally sensitive and functional in design. Representative exteriors of Chart House restaurants range from the restored 1887 Victorian boathouse on Coronado Island in San Diego Bay to the modern three-tiered glass restaurant in Philadelphia overlooking the Delaware River. With a few exceptions, Chart House restaurants are free-standing buildings with dinner seating capacities ranging from 92 to 350 and an average seating capacity of
196. The restaurant interiors are casual in design and decor and are accentuated by nautical-themed and action/adventure oriented artwork.

     The Company opened its Peohe's restaurant in January 1988 in Coronado, California overlooking San Diego Bay and the San Diego city skyline. Although similar to the Company's Chart House restaurants in many respects, Peohe's opened under a different name in part to minimize confusion and competition with nearby Chart House restaurants and also to provide Chart House management a suitable vehicle for experimentation and development of different menu items, restaurant design and operating concepts. Peohe's has a more extensive and higher priced menu, higher level of service and greater variety of cooking techniques than the typical Chart House restaurant.

     The Company's new Ono Island restaurant opened in May 1998. The menu features uniquely prepared entrees of fresh fish and seafood, steaks, chops and prime rib, in a tropically-themed surrounding. The Ono Island location is a conversion of a Chart House restaurant that was closed in April 1998.

     The Company operates a wholesale bakery in a leased facility located in Carlsbad, California under the trade name "Solana Beach Baking Company." The wholesale bakery supplies bread and other baked goods to Chart House restaurants and also supplies muffins, croissants and other bakery products to other retail, grocery and wholesale club accounts. Sales to Starbucks Coffee Company comprise approximately one-half of the bakery's revenues.

                                USE OF PROCEEDS

     All of the Shares are issued and outstanding shares of Common Stock, and are being offered and sold by and on behalf of the Selling Stockholders. The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders.


                              SELLING STOCKHOLDERS

     The Selling Stockholders are the owners of 4,877,575 shares of Common Stock. From time to time, the Selling Stockholders will determine the number of the Shares which they may sell. The determination to sell will depend on a number of factors, including the price of the Common Stock from time to time. The information in the following table sets forth the information provided by each of the Selling Stockholders as of July 6, 1998, concerning the Selling Stockholders' ownership of the Shares at such date concerning such Stockholders.

                                           Beneficial Ownership                       Beneficial Ownership
                                          Prior to the Offering (1)                    After the Offering
                                          -------------------------                    ------------------
                                                                      Shares Being
Name of Selling Stockholder               Number            Percent      Offered     Number (2)  Percent (2)
---------------------------               ------            -------    -----------   ----------  -----------
Samstock L.L.C.........................   1,935,000         16.5%      1,935,000          0            0
Samstock/ZFT, L.L.C....................     705,808          6.0%        705,808          0            0
EGI-Chart House Investors, L.L.C.......     265,010 (3)      2.3%        265,010 (3)      0            0
Melchart LLC...........................     202,217          1.7%        202,217          0            0
F. Philip Handy........................     263,581 (4)      2.2%        163,581 (4)   100,000        1.0%
F. Philip Handy, as trustee of the
    Blaine Trust.......................     103,539          1.0%        103,539          0            0
Thomas and Donna Gaffney...............      20,708           *           20,708          0            0
Robert Saltsman........................       4,137           *            4,137          0            0
Metropolitan Life Insurance Company....   1,477,575         12.6%      1,477,575          0            0

________________
* Less than 1.0%

(1) Based on beneficial ownership as of July 6, 1998. Does not reflect shares subject to options exercisable more than 60 days after the date of this Prospectus.

(2) Assuming each Selling Stockholder sells all of the Shares being offered by such Selling Stockholder.

(3) EGI-Chart House Investors, L.L.C. ("EGI-CHI") has granted F. Philip Handy ("Handy") an option (the "Handy Option") to purchase from EGI-CHI an aggregate 163,581 Shares. Beneficial ownership of Shares as set forth in the table above with respect to EGI-CHI assumes that Handy has exercised in full the Handy Option. To the extent that the Handy Option is not exercised, the number of Shares beneficially owned prior to the offering by EGI-CHI and the number of Shares being offered by EGI-CHI would increase.

(4) Assumes the full exercise by F. Philip Handy of the Handy Option. To the extent that the Handy Option is not exercised, the number of Shares beneficially owned prior to the offering by Handy and the number of Shares being offered by Handy would decrease. In addition, Mr. Handy holds an option to purchase 100,000 shares of Common Stock of the Company pursuant to a Stock Option Agreement dated May 19, 1997 between Mr. Handy and the Company, which options vested upon approval by the stockholders of the Company at the annual meeting on May 6, 1998.

     The Shares offered hereby by each of Samstock L.L.C., Samstock/ZFT, L.L.C., Melchart LLC, F. Philip Handy, as trustee of the Blaine Trust, Thomas and Donna Gaffney and Robert Saltsman were acquired from EGI-CHI in September 1997. The 163,581 Shares offered by F. Philip Handy may be acquired by Mr. Handy pursuant to the exercise of an option granted by EGI-CHI in September 1997 to purchase Shares held by EGI-CHI. Mr. Handy is the Acting Chief Executive Officer and a director of the Company. EGI-CHI acquired its Shares pursuant to a Stock Purchase and Sale Agreement dated as of March 10, 1997 among the Company, EGI-CHI and Alpha/ZFT Partnership. The sole member of Samstock L.L.C., a Delaware limited liability company, is SZ Investments, L.L.C., an Illinois limited liability company. The sole member of Samstock/ZFT, L.L.C., a Delaware limited liability company, is ZFT Partnership, an Illinois general partnership. Samstock L.L.C. and Samstock/ZFT, L.L.C. and their members are affiliates of Samuel Zell. Mr. Zell is a director of the Company and the Chairman of the Board of Directors of Equity Group Investments, Inc., a privately owned investment management firm. Mr. Handy is also a Managing Director of Equity Group Investments, Inc. The managing member of Melchart LLC, an Illinois limited liability company, is Richard Melman.

     The Company and each of the Selling Stockholders (other than Metropolitan Life Insurance Company) are parties to an Amended and Restated Standstill Agreement dated as of October 1, 1997 which, among other things, requires the Company to register under the Securities Act the Shares of such Selling Stockholders offered hereby. All such Shares have been registered in accordance with the exercise by such Selling Stockholders of a registration right under the Amended and Restated Standstill Agreement.

     The Shares offered hereby by Metropolitan Life Insurance Company ("MetLife") were acquired from First Boston Mezzanine Investment Partnership ("FBMIP"). FBMIP acquired such Shares from the Company pursuant to a Subscription Agreement dated as of November 27, 1985 between the Company and FBMIP. In connection with such Subscription Agreement, the Company, FBMIP and certain other investors entered into a Registration Rights Agreement dated as of November 27, 1985 (the "Registration Rights Agreement") which obligates the Company to register Shares held by FBMIP (or its transferees) in certain circumstances. The 1,477,575 Shares of MetLife offered hereby have been registered in accordance with the exercise by MetLife of a registration right under the Registration Rights Agreement.


                              PLAN OF DISTRIBUTION

     The Shares may be sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest in and/or outside of the United States in transactions through underwriters, brokers, dealers or agents, or through privately negotiated transactions, including sales or distributions to persons affiliated with the Selling Stockholders and direct sales or distributions to one or more purchasers.

     The Shares may be disposed of from time to time in one or more of the following transactions: (a) to underwriters who will acquire the shares for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (any public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time); (b) through brokers, acting as principal or agent, in transactions (which may involve crosses and block transactions) on the NYSE, in special offerings, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices; (c) directly or through brokers or agents in private sales at negotiated prices, or
(d) by any other legally available means.

     Broker-dealers participating in any such transactions as agent may receive commissions from selling security holders (and, if they act as agent for the purchaser of such shares, from such purchaser) and may effect resales through other broker-dealers, in which case discounts or commissions may be allowed or reallowed. Participating broker-dealers may agree with selling security holders to sell a specified number of shares at a stipulated price per share and, to the extent such broker-dealer is unable to do so as agent for a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer's commitment to the selling security holder.

     Selling security holders and any broker-dealers, agents or underwriters which participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions or purchase discounts received by them may be deemed to be commissions or discounts under the Securities Act. If required, the names of any underwriters, brokers, dealers or agents involved in the sale of the Shares and the applicable commission or discount, if any, will be set forth in an accompanying supplement to this Prospectus.

     Under the securities laws of certain jurisdictions, the Shares may not be offered or sold in such jurisdictions except through persons who are registered or licensed brokers or dealers in such jurisdictions.

     No selling security holder may bid for, purchase, or attempt to induce any person to bid for or purchase, shares of Common Stock during a period commencing one business day prior to the determination of the offering price of any Shares and ending on such Selling Stockholder's completion of participation in the distribution. In addition and without limiting the foregoing, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Regulation M.

     Pursuant to registration agreements covering the Shares offered hereby, the Company is required to bear and pay substantially all of the expenses relating to the registration of such Shares; provided, however that the Selling Stockholders will pay any applicable underwriters' discounts and commissions and, in the case of all Selling Stockholders other than MetLife, the fees and disbursements of counsel, if any, to such Selling Stockholders. In connection with such registration, the Company has agreed to indemnify the Selling Stockholders and any such underwriter used against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Selling Stockholders or such underwriters may be required to make in respect thereof.


                                    EXPERTS

     The audited consolidated financial statements and schedules of the Company incorporated by reference in this Prospectus to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, and have been incorporated by reference in this Prospectus in reliance upon the authority of said firm as experts in auditing and accounting in giving said reports.

                                 LEGAL MATTERS

     The validity of the issuance of the Common Stock offered hereby has been passed upon for the Company by Richard D. Tipton, Esq. As of the date Mr. Tipton passed upon the validity of the issuance of the Common Stock offered hereby, Mr. Tipton was the Vice-President-Legal Affairs and General Counsel of the Company and owned 123 shares of Common Stock and had the right to acquire 27,000 shares of Common Stock through the exercise of options granted pursuant to stock option plans of the Company.

                             ______________________

     No person has been authorized to give any information or to make any representations with respect to the matters described in this Prospectus than those contained or incorporated by reference herein, and, if given or made, such information or representations must not be relied upon as having been authorized by either the Company or the Selling Stockholders. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any distribution of securities hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

                             ______________________

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

     The estimated fees and expenses payable by the Company in connection with the offering and distribution of the Common Stock registered hereunder are as follows:


SEC registration fee............        $ 9,263
Legal fees and expenses.........        $15,000*
Accounting fees and expenses....        $ 5,000*
Miscellaneous...................        $   500*
                                        -------
   Total fees and expenses......        $29,763*

______________________
* Estimated

     The Company has entered into Registration Rights Agreements with the Selling Stockholders, each of which is filed as an Exhibit hereto and incorporated by reference herein. Pursuant to such Registration Rights Agreements, the Company is required to bear and pay substantially all of the expenses, currently estimated to be $29,763, relating to such registration, provided, however, that the Selling Stockholders will pay any applicable underwriters' discounts and commissions, and, in the case of certain Selling Stockholders, the fees and disbursements of counsel, if any, to such Selling Stockholders.

Item 15.  Indemnification of Directors and Officers.

     The Certificate of Incorporation of the Company, as amended, provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or unlawful stock repurchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation further provides that if the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Company shall be further eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. The Certificate of Incorporation also provides that any repeal or modification of such provisions shall not adversely affect any right or protection of a director of the Company for any act or omission occurring prior to the date when such repeal or modification became effective.

     Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if such person had no reasonable cause to believe such conduct was unlawful. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper. Any indemnification discussed above (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth above. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders. To the extent that any person has been successful on the merits or otherwise in defending any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person is entitled to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such officer or director is not entitled to be indemnified by the corporation as authorized in
Section 145 of the Delaware General Corporation Law. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate. The indemnification and advancement of expenses provided for, or granted pursuant to, Section 145 of the Delaware General Corporation Law is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise whether or not the power to indemnify such person is provided by Section 145 of the Delaware General Corporation Law.

     The By-laws of the Company provide that (i) the Company is required to indemnify its officers and directors to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary; (ii) the Company is required to advance expenses to its officers and directors as incurred, provided that they undertake to repay the amount advanced if it is ultimately determined that they are not entitled to indemnification; (iii) an officer or director may bring suit against the Company if a claim for indemnification is not timely paid; and (iv) the stockholders and directors of the Company may not retroactively amend the Bylaw provisions relating to the indemnification of officers and directors of the Company in a way which is adverse to its officers or directors or former officers and directors. Moreover, the Bylaws provide that the Company must maintain insurance to the extent reasonably available, at its expense, to protect itself and any director, officer, employee or agent of the Company against any such loss, expense or liability whether or not the Company would have the power to indemnify such person against such loss, expense or liability. The Company maintains an officers' and directors' liability insurance policy insuring the Company's officers and directors against certain liabilities and expenses incurred by such persons in such capacities. In addition, the Bylaws authorize the Company to enter into indemnification agreements with its directors, officers, employees or agents.

Item 16.  Exhibits.

     The following is a list of Exhibits included as part of this Registration Statement.

     Exhibit
     Number     Description
     -------    -----------
       4.1      Restated Certificate of Incorporation of the Company, as
                amended, is hereby incorporated by reference to an exhibit to
                Amendment No. 1 to the Company's Registration Statement on Form
                S-1, dated October 6, 1987, Registration No. 33-16795.
       4.2      Certificate of Amendment of Restated Certificate of
                Incorporation of the Company, is hereby incorporated by
                reference to an exhibit to the Company's Registration
                Statement on Form S-1 dated October 14, 1989, Registration No.
                33-30089.
       4.3*     Certificate of Amendment of Certificate of Incorporation of the
                Company dated May 6, 1998.
       4.4*     Amended and Restated By-laws of the Company.
       4.5      Second Amended and Restated Credit Agreement dated as of June
                27, 1997 among Chart House, Inc., as borrower, the Company and
                Big Wave, Inc., as guarantors, and BankBoston, N.A., as agent, and Sumitomo Bank of California, as security agent, is hereby incorporated by reference to Exhibit 10.1(1) to the Company's
                Quarterly Report on Form 10-Q for the quarterly period ended
                June 30, 1997.
       5*       Opinion of Richard D. Tipton, Esq.
       23.1*    Consent of Arthur Andersen LLP.
       23.2*    Consent of Richard D. Tipton (contained in Exhibit 5 hereto)
       24*      Powers of Attorney

_________________
*  Previously filed.

Item 17. Undertakings.

(a)  Rule 415 Offering

The undersigned registrant hereby undertakes:

     Section 1. To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Section 2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Section 3. To remove from registration by means of a post-effective amendment to the Registration Statement any of the securities being registered which remain unsold at the termination of the offering.

(b)  Filings Incorporating Subsequent Exchange Act Documents by Reference.

     The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Policy Regarding Indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions described under Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois on the 13th day of July, 1998.

                                    CHART HOUSE ENTERPRISES, INC.

                                    By:       F. PHILIP HANDY
                                       ------------------------------
                                       F. Philip Handy
                                       Acting Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

            Signature                                    Capacity                            Date
            ---------                                    --------                            ----
        F. PHILIP HANDY                                                                   July 13, 1998
-------------------------------      Acting Chief Executive Officer (principal
        F. Philip Handy              executive officer); Director

       THOMAS J. WALTERS                                                                  July 13, 1998
-------------------------------      President and Chief Operating Officer;
       Thomas J. Walters             Director

      CYNTHIA T. QUIGLEY                                                                  July 13, 1998
-------------------------------      Chief Financial Officer (principal financial
      Cynthia T. Quigley              officer and principal accounting officer)

        BARBARA R. ALLEN                                                                  July 13, 1998
-------------------------------      Director
        Barbara R. Allen

       LINDA WALKER BYNOE                                                                 July 13, 1998
-------------------------------      Director
       Linda Walker Bynoe

               *
-------------------------------      Director
  William M. Diefenderfer III

         STEPHEN OTTMANN                                                                  July 13, 1998
------------------------------       Director
         Stephen Ottmann

               *
-------------------------------      Director
          Samuel Zell

        F. PHILIP HANDY                                                                   July 13, 1998
-------------------------------
      * F. Philip Handy
        Attorney in Fact

                                 EXHIBIT INDEX

     The following is a list of Exhibits included as part of this Registration Statement.

Exhibit
Number      Description
---------   -----------
4.1         Restated Certificate of Incorporation of the Company, as amended, is hereby incorporated by reference to an exhibit to Amendment No. 1 to the Company's
            Registration Statement on Form S-1 dated October 6, 1987, Registration
            No. 33-16795.
4.2         Certificate of Amendment of Restated Certificate of Incorporation of the
            Company, is hereby incorporated by reference to an exhibit to the Company's
            Registration Statement on Form S-1 dated October 14, 1989, Registration
            No. 33-30089.
4.3*        Certificate of Amendment of Certificate of Incorporation of the Company dated
            May 6, 1998.
4.4*        Amended and Restated By-laws of the Company.
4.5         Second Amended and Restated Credit Agreement dated as of June 27, 1997 among
            Chart House, Inc., as borrower, the Company and Big Wave, Inc., as guarantors, and BankBoston, N.A., as agent, and Sumitomo Bank of California, as security agent, is hereby incorporated by reference to Exhibit 10.1(1) to the Company's Quarterly Report on Form 10-Q for the quarterly period ended
            June 30, 1997.
5*          Opinion of Richard D. Tipton, Esq.
23.1*       Consent of Arthur Andersen LLP.
23.2*       Consent of Richard D. Tipton (contained in Exhibit 5 hereto)
24*         Powers of Attorney

________________
*  Previously filed.